Exhibit 10.8

EMPLOYMENT AGREEMENT

AGREEMENT (the ‘‘Agreement’’), dated as of January 12, 2004, between Aspen Insurance U.S. Services Inc., a Delaware corporation, (the ‘‘Employer’’), and Brian M. Boornazian (the ‘‘Executive’’).

WHEREAS, the Executive and the Employer wish to enter into a written agreement setting forth the terms and conditions of the Executive’s employment with the Employer and the services to be rendered by him to Aspen ReAmerica Inc. (the ‘‘Company’’);

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Employer and the Executive hereby agree as follows:

1. Term.

(a)    The Employer shall employ the Executive, and the Executive shall serve the Employer and the Company, on the terms and subject to the conditions set forth in this Agreement, commencing on a date no later than February 1, 2004, mutually satisfactory to the Employer and the Executive (the ‘‘Effective Date’’) and, unless sooner terminated pursuant to paragraph 7, continuing until the date that is the three-year anniversary of the Effective Date (the ‘‘Term of Employment’’). Absent an agreement to the contrary between the Employer and the Employee, the Effective Date shall be January 26, 2004.

(b)    The Term of Employment shall be extended automatically for one additional year on the last day before the expiration of the Term of Employment and for one additional year on each anniversary thereafter until either party gives written notice to the other party of its intention not to extend this Agreement. Such notice must be given at least 90 days before the then applicable extension date.

2. Position and Duties.

(a)    Positions, Duties, and Responsibilities. The Executive shall serve as the President and Chief Underwriting Officer, Property Reinsurance, of the Company and shall use his best efforts, skill and abilities to promote the interests of the Company, and to faithfully and diligently perform such duties and responsibilities as are customarily assigned to that position, and such other duties and responsibilities as may from time to time be assigned to him by the Chief Executive Officer of Aspen Insurance Holdings Ltd (the ‘‘CEO’’) or by such other member of senior management as shall be designated by the CEO. If requested by the CEO, the Executive shall also serve, with no additional compensation, on the Board of Directors of the Company (the ‘‘Board’’) and as an officer and/or director of other subsidiaries of Aspen Insurance Holdings Ltd. or other affiliates of the Company. The Executive agrees to resign from the Board, if applicable, and from the boards of any such subsidiary or affiliate, as applicable, upon termination of employment with the Employer upon written request of the Company or the Employer.

(b)    Time and Attention. Excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote substantially all of his attention and time during normal working hours to the business and affairs of the Company and its affiliates. It shall not be considered a violation of the foregoing, however, for the Executive to (i) serve on boards and committees of, and otherwise participate in, corporate, industry, educational, religious, civic, or charitable activities or (ii) make and attend to passive personal investments in such form as will not require any material time or attention to the operations thereof during normal working time and will not violate the provisions of paragraph 11 hereof, so long as such activities in clauses (i) and (ii) do not materially interfere with the performance of the Executive’s responsibilities as an employee of the Employer and to the Company in accordance with this Agreement or violate paragraph 11 of this Agreement.

(c)    Licenses, etc. If requested by the CEO or his designee, the Executive shall take such industry tests or obtain such industry licenses as shall be necessary or appropriate to his carrying out the functions contemplated hereby.

(d)    Location. The Executive’s principal place of employment shall be at the headquarters office of the Company in Rocky Hill, Connecticut, or such other location as the Company designates no more than 30 miles away from Rocky Hill, Connecticut. The Executive shall travel as reasonably necessary for the performance of his duties.

3. Compensation. Except as otherwise expressly set forth below, the Executive’s compensation shall be determined by, and in the sole discretion of, the CEO.

(a)    Annual Base Salary. The Executive shall receive an annual base salary of not less than $330,000.00 during the Term of Employment (the annual base salary in effect from time to time being referred to as ‘‘Annual Base Salary’’). The Annual Base Salary shall be payable in accordance with the Employer’s regular payroll practice for senior officers of the Company, as in effect from time to time. The Annual Base Salary shall be reviewed from time to time, and, in the sole discretion of the CEO, may be adjusted but may not be decreased below $330,000 per annum.

(b)    Early Commencement Bonus. If the Effective Date of this Agreement is prior to February 1, 2004 and the Executive actually commences his services under this Agreement prior to that date, the Executive will receive at the end of the first full calendar month of the term of employment a one time bonus of $135,000.

(c)    Annual Bonus Plan. The Executive will participate in the Company’s discretionary bonus arrangements.

(d)    Stock Options. Subject to the finalization of the post initial public offering plan documents, approval of the grant by the Compensation Committee of Aspen Insurance Holdings Ltd., and satisfaction of the requirements of federal and state securities laws, the Executive shall be granted at the next available date an option to purchase ordinary shares of Aspen Insurance Holdings Ltd. pursuant to the Share Incentive Plan as the same may be amended from time to time. All other terms and conditions shall be as provided in the Share Incentive Plan and the award agreement.

(e)    Deferred Equity Plan. The Executive shall also receive units in a deferred equity plan with a value of $650,000 subject to the rules of the plan, but which will vest no later than the end of the third year. This plan is still being developed and the agreement will be subject to all the terms and conditions provided in the plan ultimately adopted by Aspen Insurance Holdings Ltd. The plan will provide for immediate vesting if the Executive resigns for Good Reason or if the Executive is terminated as a result of death or disability of the Executive or by the Employer other than for ‘‘cause.’’

(f)    Inclusive Nature of Compensation. The compensation provided for in this Section 3 shall be inclusive of any and all fees and other compensation to which the Executive may at any time be entitled as an officer or director of the Company or any other subsidiaries of Aspen Insurance Holdings Ltd. or any of the affiliates of the Company or of the Employer.

4. Employee Benefits; Fringe Benefits. During the Term of Employment,

(a)    to the extent not duplicative of the specific benefits provided herein, the Executive shall be eligible to participate in all incentive compensation, retirement, and deferred compensation plans, policies and arrangements that are provided generally to other senior officers of the Company at a level (in terms of the amount and types of benefits and incentive compensation that the Executive has the opportunity to receive and the terms thereof) determined in the sole discretion of the CEO;

(b)    the Executive and, as applicable, the Executive’s covered dependents shall be eligible to participate in all of the Employer’s health and welfare benefit plans (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended);

(c)    the Executive shall be entitled to receive fringe benefits and to participate in all employee benefit plans provided for senior executives of the Company (which will include supplemental life insurance and supplemental long term disability which are comparable to the parallel benefits which the Executive informed the Employer he has from his current employer), and shall be entitled to avail himself of paid holidays, as determined from time to time by the Employer; and

(d)    the Executive shall be entitled to not less than four weeks of paid vacation per calendar year and vacation days not used within the year up to a maximum of two weeks shall be either carried forward to subsequent years or paid out in cash, as determined by the Company.

5. Insurance on Executive. The Executive hereby grants the Employer and the Company the right to obtain insurance on the Executive’s life for the benefit of the Employer and the Company in such amount as the Employer and the Company shall deem necessary. The Executive agrees to execute all necessary documents and to submit to a physical in connection therewith. The cost or expense of such insurance shall not be charged to the Executive.

6. Expenses. The Executive shall be reimbursed by the Company for reasonable and necessary business expenses actually incurred in rendering to the Company the services provided for hereunder, payable in accordance with customary Company practice, after the Executive presents written expense statements or such other supporting information as the Company may customarily require of its executives for reimbursement of such expenses.

7. Termination of Employment.

(a)    Death or Disability. The Term of Employment shall terminate upon the Executive’s death. The Employer and the Company shall be entitled to terminate the Executive’s employment and, accordingly, the Term of Employment, because of the Executive’s Disability. For purposes of this Agreement, the Executive shall be deemed to have a Disability if the Executive is entitled to long-term disability benefits under the Employer’s long-term disability plan or policy, as the case may be, as in effect on the Date of Termination (as that term is defined in subparagraph 7(c)(ii) below) or if no plan or policy is maintained and the Executive is unable to perform his duty hereunder for 180 consecutive days.

(b)    By the Employer and the Company.

(i) The Employer and the Company may terminate the Executive’s employment and the Term of Employment, without Cause by delivering to the Executive written Notice of Termination (as that term is defined in subparagraph 7(d)(i) below), or for Cause by delivering to the Executive a written Notice of Termination.

(ii) For purposes of this Agreement, ‘‘Cause’’ means: (A) the Executive’s willful misconduct that is materially injurious to the Company or any of its affiliates; (B) the Executive’s intentional failure to act subject to and in accordance with any proper and lawful specific material direction of the CEO or his designee or the Board of Directors of the Employer or of the Company which breach is not promptly cured by the Executive after written notice of such breach; (C) the Executive’s having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony under the laws of the United States or any State; (D) the Executive’s violation of any applicable federal or state law governing the Company’s business or of any application rules or regulations promulgated by any regulatory body, the violation of which shall either disqualify the Executive from employment or association with the Employer or the Company as an executive or have a material adverse effect on the Company’s business; provided, however, that any such violation shall not constitute ‘‘cause’’ if it results from action taken by the Executive in accordance with instructions from the CEO or his designee or the Board of Directors of the Employer or the Company or upon the advice of internal or outside counsel to the Employer or the Company; or (E) the intentional breach by the Executive of any written covenant or agreement with the Employer or the Company or any of their affiliates not to disclose any information pertaining to the Company or any of its affiliates or not to compete or otherwise interfere with the Company or any of its affiliates.

(c)    By Executive for Good Reason.

(i) The Executive may terminate the Executive’s employment and the Term of Employment for Good Reason by delivering to the Employer and the Company written Notice of Termination if the Employer and/or the Company does not substantially cure the grounds stated in such notice within 60 days of its receipt thereof.

(ii) For purposes of this Agreement, ‘‘Good Reason’’ means (i) a material diminution in the Executive’s responsibilities, duties, authority or title provided for in this Employment Agreement at the Effective Date; (ii) a reduction in Executive’s Annual Base Salary below $330,000; or (iii) a material breach by either the Company or the Employer of any of their respective other obligations contained in this Employment Agreement.

(d)    Termination Procedures.

(i)    Notice of Termination. Any purported termination of the Executive’s employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with the notice provisions contained in subparagraph 17(b) hereof. For purposes of this Agreement, a ‘‘Notice of Termination’’ shall mean a notice that indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

(ii)    Date of Termination. For purposes of this Agreement, ‘‘Date of Termination’’ shall mean the date specified in the Notice of Termination or the date of the Executive’s death, provided, however, that the date of termination in case of a termination by the Executive for Good Reason may not be earlier than 90 days after the receipt of the Notice of Termination by the Employer and the Company.

(iii)    No Waiver. The failure to set forth any fact or circumstance in a Notice of Termination shall not constitute a waiver of the right to assert such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

8. Obligations of the Company upon Termination.

(a)    Post-Employment Benefits. If the Executive’s employment is terminated by the Employer or the Company for any reason other than Cause, death or Disability or by the Executive for Good Reason after the requisite notice and failure of the Employer and/or the Company to cure the written grounds underlying the ‘‘Good Reason’’,

(i) the Employer shall pay or provide to the Executive, no later than twenty business days after the normal payment date for each, the Accrued Obligations (as that term is defined in subparagraph 8(b) below);

(ii)    the Employer shall pay to the Executive on the dates provided in paragraph 3(a) 50% of the Annual Base Salary for the remaining period of the Term of Employment (before giving effect to such termination) provided, however that if such termination occurs after the first anniversary of the Effective Date, either (x) as a result of Good Reason and the Company has given the initial notice contemplated by clause (y) or (y) the Company has given the Executive six months prior written notice after a reasonable assessment that the Company is not comfortable with the long term economic performance and/or prospects of the business unit in which the Executive works and the reasons for such concern are not remedied to the satisfaction of the Company in that six month period and the Employer thereafter terminates the Executive’s employment, then in the case of either (x) or (y) the Employer shall not be obligated to make any payment pursuant to this paragraph 8(a)(ii); and

(iii)    the Employer shall pay to the Executive on the date provided in paragraph 3(c) a prorated annual bonus based on the actual annual bonus earned for the year in which the Date of Termination occurs, prorated based on the fraction of the year the Executive was employed provided, however that if such termination occurs after the first anniversary of the Effective Date and the Company has given the Executive six months prior written notice that the Company is not comfortable with the economic performance and/or prospects of the business unit in which the Executive works and the reasons for such concern are not remedied to the satisfaction of the Company in that six month period and the Employer thereafter terminates the Executive’s employment, the Employer shall not be obligated to make any payment pursuant to this paragraph 8(a)(iii).

(b)    Termination by the Employer for Cause. If the Executive’s employment is terminated by the Employer for Cause, the Employer shall pay (or cause the Company to pay) to the Executive in cash within twenty business days after the normal payment date for each the following amounts (the ‘‘Accrued Obligations’’): (i) any portion of the Executive’s earned but unpaid Annual Base Salary and earned but unpaid prior year Annual Bonus; (ii) a payment reflecting accrued but unused vacation days (subject to the limitation in subparagraph 4(d)); and (iii) any unreimbursed business expenses under paragraph 6.

(c)    Termination due to death or Disability. If the Executive’s employment is terminated due to death or Disability, the Employer shall pay to the Executive (or to the Executive’s estate or personal representative, in the case of the Executive’s death) in cash (i) on the normal payment date for each Accrued Obligation (as defined above) and (ii) on the normal payment date for a prorated annual bonus based on the actual annual bonus earned for the year in which the Date of Termination occurs, prorated based on the fraction of the year the Executive was employed. After making such payment(s), the Company shall have no further obligations under this Agreement.

9. Release. Notwithstanding any provision herein to the contrary, the Employer will require that, prior to payment of any amount or provision of any benefit under paragraph 8 of this Agreement (other than due to the Executive’s death), the Executive shall have executed a complete release of the Employer and the Company and their affiliates and related parties in such form as is reasonably required by the Employer, and any waiting periods contained in such release shall have expired.

10. Non-Exclusivity of Rights. Except as otherwise provided in this Agreement, nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any plan, program, policy or practice provided by the Employer or the Company or any of its affiliated companies for which the Executive may qualify (other than severance policies). Vested benefits and other amounts that the Executive is otherwise entitled to receive under any other plan, program, policy, or practice of, or any contract or agreement with, the Employer or any of its affiliated companies on or after the Date of Termination shall be payable in accordance with the terms of each such plan, program, policy, practice, contract, or agreement, as the case may be, except as expressly modified by this Agreement.

11. Non-Competition; Confidential Information; and Non-Solicitation.

(a)    Non-Competition. During the Term of Employment and if the Executive’s employment is terminated by the Employer for Cause or the Executive terminates his employment for any reason (other than Good Reason), during the period beginning on the Date of Termination and ending 12 months thereafter, the Executive shall not, without the prior written consent of the Employer, as a shareholder, officer, director, partner, consultant, employee or otherwise, engage in any business or enterprise which is ‘‘in competition’’ with the Company, its affiliates, or their successors or assigns (such entities collectively referred to hereinafter in this paragraph 11 as the ‘‘Company’’); provided, however, that the Executive’s ownership of less than five percent of the issued and outstanding voting securities of a publicly traded company shall not, in and of itself, be deemed to constitute such competition. A business or enterprise is deemed to be ‘‘in competition’’ if it is engaged, in any of the geographical regions in which the Company conducts the property reinsurance underwriting business on the Date of Termination or any other business which the Executive is supervising.

(b)    Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Employer and the Company all secret or confidential information, knowledge, trade secrets, methods, know-how or data relating to the Employer or the Company and their businesses or acquisition prospects (including the compensation and other terms of employment of their employees) that the Executive obtained or obtains during the Executive’s employment by the Employer and that is not and does not become generally known to the public (other than as a result of the Executive’s violation of this paragraph 11) (‘‘Confidential Information’’). Except as may be required and appropriate in connection with carrying out his duties under this Agreement, the Executive shall not communicate, divulge, or disseminate any material Confidential Information at any time during or after the Executive’s employment with the Employer, except with the prior written consent of the

Employer or the Company or as otherwise required by law or legal process; provided, however, that if so required, the Executive will provide the Employer and the Company with reasonable notice to contest such disclosure.

(c)    Non-Solicitation of Employees. The Executive recognizes that he may possess confidential information about other employees of the Employer or the Company relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with suppliers to and customers of the Company. The Executive recognizes that the information he will possess about these other employees may not be generally known, may be of substantial value to the Company in developing its respective businesses and in securing and retaining customers, and may be acquired by him because of his business position with the Company. The Executive agrees that, during the period beginning on the Date of Termination and ending 12 months thereafter, he will not, directly or indirectly, initiate any action to solicit or recruit or hire anyone who is then an employee of the Employer or the Company for the purpose of being employed by him or by any business, individual, partnership, firm, corporation or other entity on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Employer or the Company to any other person except within the scope of Executive’s duties hereunder.

(d)    Non-Interference with Customers. The Executive agrees that, during the period beginning on the Date of Termination and ending 12 months thereafter, he will not interfere with any business relationship between the Company and any of its customers.

(e)    Remedies; Severability.

(i)    The Executive acknowledges that his skills and position in the insurance industry are unique and if the Executive shall breach or threaten to breach any provision of subparagraphs 11(a) through (d), the damages to the Company may be substantial, although difficult to ascertain, and money damages will not afford the Company an adequate remedy. Therefore, if the provisions of subparagraphs 11(a) through (d) are violated, in whole or in part, the Employer and the Company shall be entitled to specific performance and injunctive relief (without having to post any bond), without prejudice to other remedies the Employer and the Company may have at law or in equity.

(ii)    If any term or provision of this paragraph 11, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this paragraph 11, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this paragraph 11 shall be valid and enforceable to the fullest extent permitted by law. Moreover, if a court of competent jurisdiction deems any provision hereof to be too broad in time, scope, or area, it is expressly agreed that such provision shall be reformed to the maximum degree that would not render it unenforceable.

12. Representations and Warranties.

(a) The Executive represents and warrants that (i) he is not subject to any employment agreement with XL Capital, Inc. or any of its subsidiaries (collectively ‘‘XL’’) or any written noncompete agreement and to the best of his knowledge he is an employee at will with XL, (ii) he is not the subject of any pending or to his knowledge, threatened claim which involves any criminal or governmental proceedings, or allegations of misfeasance or malfeasance, and the Executive has not been charged or to his knowledge threatened to be charged by any governmental, administrative or regulatory body with any violation of law except for minor traffic violations and similar charges and (iii) he has not to his knowledge copied or removed from the premises of his previous employer or any of its affiliates, any confidential or proprietary information and will not do so.

(b)    With regard to the representations and warranties given in the preceding paragraph 12(a), the Executive has during the course of his employment with XL, received employee handbooks and other material which contains terms of employment and XL’s confidentiality policies. Without acknowledging that any of the provisions of such employee handbooks or other material is contractually binding on the Executive, the Executive has made available to the Employer and the Company, extracts of all sections of the handbooks and other material purporting to deal with ongoing confidentiality obligations of the Executive subsequent to the termination of his employment with XL

13. Indemnification.

(a)    Employer will indemnify and hold the Executive harmless from and against any and all liabilities, suits, claims, actions or causes of actions in favor of XL, the Executive’s current employer, arising from and in connection with the Executive’s employment by the Employer to the maximum extent permitted under the laws of Connecticut. Such indemnification shall specifically include any claim by XL relating to conversations, meetings or actions between the Executive and Michael C. Sowa, Nancy M. Pelgrift, Russell E. Wagner, Daniel E. Yerxa and/or Brad Lord relating to their terminating their employment with XL and accepting employment with the Employer. Such indemnification shall not apply to any such liabilities, suits, claims, actions, causes of actions or debts resulting from or relating to: (i) any action by the Executive constituting gross negligence, fraud or criminal conduct; (ii) any restrictions, covenants, agreements, or limitations relating to the Executive’s execution and delivery of this Agreement; (iii) any action which is in violation of any laws, rules or regulations applicable to the Employer and/or the business of the Employer or (iv) any breach by the Executive of the representations and warranties in paragraph 12.

(b)    The Executive shall promptly notify Employer in the event the Executive becomes aware of any notice or claim or threatened claim for which he might be entitled to indemnify under this paragraph 13. The Executive shall cooperate with the Employer in investigating such claim or potential claim, shall not make any admissions of liability and shall, at the request of the Employer, allow the Employer to assume the control of the defense thereof. To the extent that the Employer does not promptly assume the control of the defense thereof, the indemnity contained in this Paragraph 13 shall include reasonable advances to pay the fees and expenses of counsel retained by the Executive to defend against the indemnity claim for which the Employer does not assume the defense.

14. Prior Trade Secret Obligations.

(a)    The Employer recognizes that while the Executive was employed with prior employers, the Executive may have been exposed to confidential, proprietary and/or trade secret information (‘‘Other Confidential Information’’). the Employer also recognizes that the Executive has a legal duty, and may have a contractual duty, not to use or disclose Other Confidential Information outside of the Executive’s employment with such former employers. The Employer has no intention to obtain any such information in any form and wishes to ensure that the Executive is not placed in a position which might cause the disclosure or use of any such information either intentionally or inadvertently. If the Executive is ever involved in any job situation which the Executive believes might cause the disclosure or use of any such Other Confidential Information, the Executive agrees to immediately notify the CEO and advise him of the Executive’s concerns. In the event it is determined that a risk of disclosure or use does exist, the Employer will take appropriate measures.

(b)    The Executive acknowledges that the Executive has been advised by the Employer that at no time should the Executive divulge to or use for the benefit of the Employer any Other Confidential Information. The Executive acknowledges and affirms that the Executive has not divulged or used any Other Confidential Information for the benefit of the Employer.

15. Assignment.    This is a personal services agreement and the Executive may not assign this Agreement to any third party. The Employer may assign this Agreement and the benefits hereunder without the consent of the Executive, without being relieved of any liability hereunder, to one of its direct or indirect ‘‘affiliates’’ or ‘‘associates’’ as those terms are defined in Rule 405 of the Rules and Regulations promulgated under the Securities Act of 1933. The Employer may assign this Agreement and the benefits hereunder to any entity (corporate or other) into which the Company or the business of the Company may be merged, consolidated or transferred but nothing contained herein shall release the Employer of any of its obligations hereunder.

16. Arbitration. Except for matters covered under paragraph 11, in the event of any dispute or difference between the Employer or the Company and the Executive with respect to the subject matter of this Agreement and the enforcement of rights hereunder, either the Executive or the Employer and the Company may, by written notice to the other, require such dispute or difference to be submitted to arbitration. The arbitrator or arbitrators shall be selected by agreement of the parties or, if they cannot agree on an arbitrator or arbitrators within 30 days after the date arbitration is required by either party, then the arbitrator or arbitrators shall be selected by the American Arbitration Association (the ‘‘AAA’’) upon the application of the Executive or the Employer. The determination reached in such arbitration shall be final and binding on both parties without any right of appeal or further dispute. Execution of the determination by such arbitrator may be sought in any court of competent jurisdiction. The arbitrators shall not be bound by judicial formalities and may abstain from following the strict rules of evidence and shall interpret this Agreement as an honorable engagement and not merely as a legal obligation. Unless otherwise agreed by the parties, any such arbitration shall take place in Stamford, Connecticut.

17. Miscellaneous.

(a)    Governing Law and Captions. This Agreement shall be governed by, and construed in accordance with, the laws of Connecticut without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

(b)    Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery or by facsimile (provided confirmation of receipt of such facsimile is received) to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by Federal Express or other nationally-recognized overnight courier that requires signatures of recipients upon delivery and provides tracking services, addressed as follows:

If to the Executive:

Brian M. Boornazian
8 Hunters Ridge
Rocky Hill, CT 06067

If to the Employer:

Chief Executive Officer
Aspen Insurance Holdings Ltd
100 Leadenhall Street
London EC3A 3DD
ENGLAND

or to such other address as either party furnishes to the other in writing in accordance with this subparagraph 17(b). Notices and communications shall be effective when actually received by the addressee.

(c)    Amendment. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto.

(d)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

(e)    Withholding. Notwithstanding any other provision of this Agreement, the Employer may withhold from amounts payable under this Agreement all federal, state, local, and foreign taxes that are required to be withheld by applicable laws or regulations. All cash amounts required to be paid hereunder shall be paid in United States dollars. Except as otherwise specifically provided herein, the Executive shall be responsible for all federal, state and local taxes on all compensation and benefits provided hereunder.

(f)    Waiver. The Executive’s or the Employer’s failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

(g)    Entire Understanding. The Executive and the Employer acknowledge that this Agreement supersedes and terminates any other severance and employment agreements between the Executive and the Employer or any Employer affiliates. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

(h)    Rights and Benefits Unsecured. The rights and benefits of the Executive under this Agreement may not be anticipated, assigned, alienated, or subject to attachment, garnishment, levy, execution, or other legal or equitable process except as required by law. Any attempts by the Executive to anticipate, alienate, assign, sell, transfer, pledge or encumber the same shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.

(i)    Noncontravention. The Employer represents that the Employer is not prevented from entering into, or performing this Agreement by the terms of any law, order, rule or regulation, its by-laws or declaration of trust, or any agreement to which it is a party, other than which would not have a material adverse effect on the Employer’s ability to enter into or perform this Agreement.

(j)    Paragraph and Subparagraph Headings. The paragraph and subparagraph headings in this Agreement are for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization of the Board, the Company has caused this Agreement to be executed, all as of the day and year first above written.

ASPEN INSURANCE U.S. SERVICES INC.
By:
Name: Title:
BRIAN M. BOORNAZIAN